UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, Tidewater Inc. (“Tidewater” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Cases,” and such court, the “Bankruptcy Court”) on May 17, 2017.

On July 17, 2017, the Bankruptcy Court issued a written order (the “Confirmation Order”) approving the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of the Debtors, as modified by the Confirmation Order (the “Plan”).

The Debtors anticipate that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur, and the transactions contemplated by the Plan will be consummated, as soon as all conditions precedent to the Plan have been satisfied or waived. Although the Debtors are targeting the Effective Date to occur by the end of July 2017, the Debtors give no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Plan.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	The lenders under the Credit Agreement, the holders of Notes, and the lessor parties (the “Sale Leaseback Parties”) to certain sale leaseback agreements (the “Sale Leaseback Agreements”) holding claims thereunder (collectively, the “General Unsecured Creditors” and the claims thereof, the “General Unsecured Claims”) will receive their pro rata share of (a) $225 million of cash, (b) subject to the considerations discussed below, common stock and, if applicable, warrants (the “New Creditor Warrants”) to purchase common stock, representing 95% of the pro forma common equity in reorganized Tidewater (subject to dilution by a management incentive plan and the exercise of warrants issued to existing stockholders under the Plan as described below); and (c) new 8% fixed rate secured notes due in 2022 in the aggregate principal amount of $350 million (the “New Secured Notes”).

The Company and the Sale Leaseback Parties are not in agreement with respect to the amount of claims of the Sale Leaseback Parties (the “Sale Leaseback Claims”). Accordingly, on the Effective Date, a portion of the cash, New Creditor Warrants, and New Secured Notes referenced above, in an amount that the Company believes represents the maximum possible distributions owing on account of such disputed Sale Leaseback Claims, will be withheld from distributions to General Unsecured Creditors and will be distributed according to the terms of the Plan as they are resolved. To the extent the Sale Leaseback Claims are resolved for less than the amount withheld, the remainder will thereafter be distributed to holders of allowed General Unsecured Claims pro rata.

To assure the continuing ability of certain vessels owned by the Company’s subsidiaries to engage in U.S. coastwise trade, the number of shares of the Company’s common stock that would otherwise be issuable to the allowed General Unsecured Creditors may be adjusted to assure that the foreign ownership limitations of the United States Jones Act are not exceeded. The Jones Act requires any corporation that engages in coastwise trade be a U.S. citizen within the meaning of that law, which requires, among other things, that the aggregate ownership of common stock by non-U.S. citizens within the meaning of the Jones Act be not more than 25% of its outstanding common stock. The Plan requires that, at the time Tidewater emerges from bankruptcy, not more than 22% of the outstanding common stock will be held by non-U.S. citizens. To that end, the Plan provides for the issuance of a combination of common stock of reorganized Tidewater and the New Creditor Warrants to purchase common stock of reorganized Tidewater on a pro rata basis to any non-U.S. citizen among the allowed General Unsecured Creditors whose ownership of common stock, when combined with the shares to be issued to other General Unsecured Creditors and existing Tidewater stockholders that are non-U.S. citizens, would otherwise cause the 22% threshold to be exceeded. The New Creditor Warrants will not grant the holders thereof any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business. Generally, the New Creditor Warrants will be transferable and will be exercisable immediately at a nominal exercise price, subject to restrictions contained in the Company’s new certificate of incorporation and the New Creditor Warrants designed to assure the Company’s continuing eligibility to engage in coastwise trade under the Jones Act that prohibit the exercise of such warrants where such exercise would cause the total number of shares held by non-U.S. citizens to exceed 24% of the Company’s outstanding common stock. Tidewater will establish, under its charter and through DTC, appropriate measures to assure compliance with these ownership limitations.

•	The Company’s existing shares of common stock will be cancelled as of the Effective Date. Existing common stockholders of Tidewater will receive their pro rata share of common stock representing 5% of the pro forma common equity in reorganized Tidewater (subject to dilution by a management incentive plan and the exercise of warrants issued to existing stockholders under the Plan) and six-year warrants to purchase additional shares of common stock of reorganized Tidewater. These warrants will be issued in two tranches, with the first tranche (the “Series A Warrants”) being exercisable immediately, at an aggregate exercise price based upon an equity value of the Company of approximately $1.71 billion, and the second tranche (the “Series B Warrants”) being exercisable immediately, at an aggregate exercise price based upon an equity value of the Company of $2.02 billion. The Series A Warrants will be exercisable for a number of shares equal to 7.5% of the sum of (i) the total outstanding shares of common stock after completion of the transactions contemplated by the Plan, and (ii) any shares issuable upon exercise of the New Creditor Warrants and the Series A Warrants, while the Series B Warrants will be exercisable for a number of shares equal to 7.5% of the sum of (x) the total outstanding shares of common stock after completion of the transactions contemplated by the Plan, and (y) any shares issuable upon the exercise of the New Creditor Warrants, the Series A Warrants, and Series B Warrants. Like the New Creditor Warrants, the Series A Warrants and the Series B Warrants will not grant the holders thereof any voting or control rights or dividend rights, or contain any negative covenants restricting the operation of the Company’s business and will be subject to the restrictions in the Company’s new certificate of incorporation described above that prohibit the exercise of such warrants where such exercise would cause the total number of shares held by non-U.S. citizens to exceed 24% of the Company’s outstanding common stock. If at any time during the 180-day period ending on the expiration of the Series A Warrants or the Series B Warrants, the exercise of the Series A Warrants or the Series B Warrants is prohibited because of the Jones Act limitations on ownership by non-U.S. citizens, a holder thereof that is a non-U.S. citizen may receive from the Company a warrant in form substantially similar to the New Creditor Warrant in lieu of each share which would have been issued upon the exercise of the Series A Warrants or the Series B Warrants.

•	The undisputed claims of other unsecured creditors such as customers, employees, and vendors, will be paid in full in the ordinary course of business (except as otherwise agreed among the parties).

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. All of the Company’s existing common stock will be extinguished by the Plan.

Share Information

As of July 14, 2017, the Company had 47,117,676 shares of common stock issued and outstanding. By operation of the Plan, on the Effective Date, all shares of the Company’s common stock will be cancelled and will permanently cease to exist, and new common shares (the “New Common Shares”) will be issued as set forth in the Plan.

The Plan provides that 30,000,000 New Common Shares will be issued or reserved for issuance on the Effective Date as follows (the “Effective Date Shares”):

•	5% to holders of existing Tidewater common stock as of the Effective Date, and

•	95% to General Unsecured Creditors, which may be issued as New Common Shares or, if more than 22% of the outstanding common stock on the date of emergence would otherwise be held by non-U.S. citizens, in a combination of New Common Shares and New Creditor Warrants, which would be exercisable for New Common Shares as described above under the heading, “The Plan of Reorganization and Treatment of Claims and Interests.”

In addition to the Effective Date Shares, the pre-emergence holders of common stock will receive Series A Warrants and Series B Warrants, as described above under the heading, “The Plan of Reorganization and Treatment of Claims and Interests,” for each share of pre-emergent Tidewater common stock that they own. To satisfy those obligations, the Company will reserve an additional 7.5% of the New Common Shares for issuance upon the potential exercise of the Series A Warrants and an additional 7.5% for issuance upon the potential exercise of the Series B Warrants. Finally, the Company will reserve 8% of the New Common Shares, on a fully-diluted basis, for issuance under the Management Incentive Plan (as described below under “Management Incentive Plan”).

The Amended and Restated Certificate of Incorporation of the Company, which is expected to be filed with the Secretary of State of the State of Delaware on or prior to the Effective Date, authorizes 128,000,000 New Common Shares, of which 125,000,000 shall be common stock, par value $0.001 per share, and 3,000,000 shall be preferred stock, without par value.

Post-Emergence Governance and Management

On the Effective Date, and in accordance with the terms of the Plan confirmed by the Bankruptcy Court, the term of any current members of the board of directors of the Company will expire, and they will resign from the board with the exception of Jeffrey M. Platt who will remain on the board and continue in office as Chief Executive Officer, and a new board of directors of the Company (the “New Board”) will take office. The Company’s New Board will initially consist of Thomas Robert Bates, Jr., Alan Carr, Randee Day, Dick Fagerstal, Steven Newman, Larry Rigdon, and Jeffrey M. Platt. The Company’s current officers will continue to serve as officers of the Company on and after the Effective Date at the pleasure of the New Board.

Management Incentive Plan

As part of the Plan, the Bankruptcy Court approved and the Company will adopt the Tidewater Inc. 2017 Stock Incentive Plan, the Management Incentive Plan (the “MIP”), which is an equity-based compensation plan for key employees, officers and directors pursuant to which the Company may issue up to 8% of the fully diluted New Common Shares in the form of stock options, restricted stock, restricted stock units, and other equity- or cash-based awards on such terms and conditions as may be determined by the New Board or a committee thereof.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Company’s chapter 11 cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article X of the Plan entitled Effect of Confirmation of Plan.

Assets and Liabilities

As of May 31, 2017, total assets of the Company and its consolidated subsidiaries were approximately $4.2 billion and total liabilities were approximately $2.4 billion. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Item 8.01. Other Events.

On July 13, 2017, Tidewater issued a press release announcing the Bankruptcy Court’s confirmation of the Plan. A copy of the press release is filed as Exhibit 99.2 to, and incorporated by reference into, this Current Report on Form 8-K.

The Company cautions that trading in its securities during the pendency of the Bankruptcy Cases is highly speculative and poses substantial risks. As discussed above, the Plan has been approved by the Bankruptcy Court, and pursuant to the Plan, the Company’s common stock, as well as unexercised options, warrants or rights to acquire or receive an equity interest in the Company, in each case, outstanding immediately prior to effectiveness of the Plan, will be cancelled and cease to exist on the Effective Date, and the holders of the Company’s common stock will receive only the pro rata portion of New Common Shares as set forth in the Plan. Even though the Company’s common stock continues to trade on the New York Stock Exchange (the “NYSE”), under the Plan, its underlying value may be significantly less than the current trading price on the NYSE, and the Company’s stockholders should not view the trading activity of the Company’s common stock on the NYSE or any other market or trading platform as being indicative of any value they would receive in respect of the Company’s common stock in connection with the Bankruptcy Cases.

Forward-Looking Statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, including, without limitation, the ability to satisfy the conditions necessary to declare the Plan effective in the anticipated timeframe; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices, without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; consolidation of our customer base; fleet additions by competitors and industry overcapacity; our views with respect to the need for and timing of the replenishment of our asset base, including through acquisitions or vessel construction; changes in capital spending by customers in the energy industry for offshore exploration, field development and production; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; delays and other problems associated with vessel construction and maintenance; uncertainty of global financial market conditions and difficulty in accessing credit or capital; potential difficulty in meeting financial covenants in material debt or other obligations of the Company or in obtaining covenant relief from lenders or other contract parties; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced, or requirements that services provided locally be paid in local currency, in each case especially in higher political risk countries where we operate; foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this report.

Item 9.01. Financial Statements and Exhibits.

(d) The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated into this Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: July 17, 2017

EXHIBIT INDEX

Exhibit No.

2.1	Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and Its Affiliated Debtors dated July 13, 2017.

99.1	Order Approving Debtors’ Disclosure Statement and Confirming the Debtors’ Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization, as entered by the Bankruptcy Court on July 17, 2017.

99.2	Press release issued by Tidewater Inc. dated as of July 13, 2017.